UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 16, 2010

IMPERIAL RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-152160	83-0512922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 West Nye Lane, Suite 129, Carson City, NV	89706
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (775) 884-9380

Former name or Former Address, if Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On June 28, 2010, Imperial Oil and Gas, Inc., a Delaware corporation (“Imperial Oil”) and a wholly owned subsidiary of Imperial Resources, Inc., entered into a letter agreement (the “Hydro Letter Agreement”) with HydroFX Holding, Ltd. (“Hydro”) to fund an oil and gas waste water disposal operation located in Wise County, Texas (the “Venture”).  Pursuant to the Hydro Letter Agreement, Imperial Oil agreed to loan $1,500,000 to Hydro, pursuant to the terms of a promissory note which may be converted, at the election of Imperial Oil, into a 40% ownership interest in the Venture, and the general partner of Hydro, Hydro-FX, Inc. agreed to execute a five-year convertible promissory note in the amount of $2,250,000 subject to conversion into 60% ownership interest in Hydro upon the drilling on the site becoming complete and the site becoming a working oil and gas waste water disposal facility. The funds contributed by Imperial Oil will be used to complete the drilling of the site as well as other operating costs.  The Hydro Letter Agreement is attached to this report as Exhibit 99.1.  The foregoing statement is not intended to be a complete description of all terms and conditions.

On July 1, 2010, Imperial Oil entered into a participation agreement and joint operating agreement with OKT Resources, LLC (“OKT”) to acquire an undivided 70% working interest and 78% net revenue interest in two wells located on certain of OKT’s leased property in Grayson County, Texas.  Pursuant to the participation agreement, Imperial Oil agreed to pay to OKT certain fees and costs for such wells, estimated at $1,744,475, relating to the well bore and geologic prospect fees of both wells and completion costs for one well.  The participation agreement is attached to this report as Exhibit 99.2.  The foregoing statement is not intended to be a complete description of all terms and conditions.

On July 12, 2010, Imperial Oil entered into a participation agreement, area of mutual interest (AMI) agreement and joint operating agreement (the “Husky Agreements”) with Husky Ventures, Inc. (“Husky”) to acquire a 50% working interest and no less than a 79.25% net revenue interest in a horizontal oil and gas drilling project located in Kingfisher County, Oklahoma.  Pursuant to the participation agreement, Imperial Oil agreed to pay to Husky an amount of $398,750 for the working interest plus Imperial Oil’s share of actual lease, drilling and completion expenses estimated at $1,503,225.  The participation agreement is attached to this report as Exhibit 99.3.  The foregoing statement is not intended to be a complete description of all terms and conditions.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
99.1	Letter Agreement with HydroFX Holding, Ltd., dated June 28, 2010

99.2	Participation Agreement with OKT Resources, LLC, dated July 1, 2010

99.3	Letter Agreement with Husky Ventures, Inc., dated July 12, 2010

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL RESOURCES, INC.

Date: July 16, 2010	By:	/s/ James Payyappilly
James Payyappilly Chief Executive Officer, President and Director

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